State of Delaware
Secretary of State
Division of Corporations
Delivered 08:27PM 03/07/2014
FILED 08:21 PM 03/07/2014
SRV 140306367 - 5494764 FILE

CERTIFICATE OF FORMATION
OF
PROVIDENCE OF IDAHO, LLC

This Certificate of Formation of Providence of Idaho, LLC (the "Company"), dated as of March 7, 2014, is being duly executed and filed by Mathilde Kapuano, an individual, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

FIRST.     The name of the limited liability company formed hereby is Providence of Idaho, LLC.

SECOND.     The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.

THIRD.    The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Authorized Person:

/s/ Mathilde Kapuano
Mathilde Kapuano
Organizer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:27PM 10/29/2014
FILED 05:06PM 10/29/2014
SRV 141349891 - 5494764 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is
PROVIDENCE OF IDAHO, LLC			.

2.	The Registered Office of the limited liability company in the State of Delaware is
changed to	2711 Centerville Road, Suite 400
	(street), in the City of	Wilmington
Zip Code	19808	. The name of the Registered Agent at such address upon
whom process against this limited liability company may be served is
Corporation Service Company			.

By:	/s/ Ann Mullen
Authorized Person

Name:	Ann Mullen, Executive Assistant
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:43 PM 11/02/2015
Filed 01:43 PM 11/02/2015
SR 20150735632 - File Number 5494764

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Providence of Idaho, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

l. The name of the limited liability company is Pathways of Idaho LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 2nd day of November, A.D. 2015.

By:	/s/ Jeff D. Barlow
Authorized Person

Name:	Jeff D. Barlow, Secretary
Print or Type